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Exhibit 5.11

CONSENT

        The undersigned hereby consents to the references to the undersigned's name included or incorporated by reference in the Registration Statement on Form F-10 being filed by Yamana Gold Inc. under the United States Securities Act of 1933, as amended, in connection with the report entitled "An Updated Mineral Resource and Mineral Reserve Estimate and Results of 2006 Exploration Program for the Joao Belo Mine, Jacobina Mine Project, Bahia State, Brazil" dated February 2007.

Date: July 19, 2007

/s/ B. TERRENCE HENNESSEY
B. Terrence Hennessey

CONSENT

        The undersigned hereby consents to the references to the undersigned's name included or incorporated by reference in the Registration Statement on Form F-10 being filed by Yamana Gold Inc. under the United States Securities Act of 1933, as amended, in connection with the preparation of the Micon Report for Northern Orion Resources Inc.

Date: July 19, 2007

/s/ B. TERRENCE HENNESSEY
B. Terrence Hennessey

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Exhibit 5.11